EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2021 with respect to the audited financial statements of Tego Cyber Inc. for the year ended June 30, 2021.

/s/ Harbourside CPA LLP

Harbourside CPA LLP

Vancouver, British Columbia

February 18, 2022